UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2021

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section I 2(b) of the- Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer .

On August 11, 2021, John Ferrara and Steve Horowitz were appointed to the Board of Directors of SCWorx, Corp., a Delaware corporation (the "Company"). Each of Messrs. Horowitz and Ferrara constitute “independent directors” within the meaning of applicable rules of the Nasdaq Stock Market. Each of them were also appointed to serve on the Audit, Compensation and Nominating Committees of the Board of directors. Mr. Horowitz was appointed Chairman of the Audit Committee and Mr. Ferrara was appointed Chairman of the Nominating and Corporate Governance Committee. Alton Irby was appointed Chairman of the board, to serve in such capacity until the next annual meeting of shareholders.

After giving effect to the foregoing appointments, the composition of each Committee of the Board of Directors is as follows:

Audit Committee:

Steven Horowitz

Alton Irby

John Ferrara

Steven Wallitt

Compensation Committee:

Steven Wallitt

Steven Horowitz

John Ferrara

Nominating and Corporate Governance Committee:

John Ferrara

Alton Irby

Steven Wallitt

The Board of Directors awarded each of Messrs. Horowitz and Ferrara pro-rated equity compensation based on the equity compensation for Board and Committee Members serving in 2021 (6,250 Restricted Stock Units (RSUs) per month for board service and 2,084 RSUs per month for committee service).

Steve Horowitz

Since 2012, Mr. Horowitz has served as Chief Financial Officer of CareCentrix. As CFO, Mr. Horowitz directs all of CareCentrix’s financial activities, including financial planning, accounting and financial reporting.

Prior to joining CareCentrix, Steve was the Vice President of business planning for Medco Health Solutions, a Fortune 50 pharmacy benefit manager. In this role, Steve was the CFO for three key U.S.-based divisions as well as all international markets, which together generated over $2 billion in annual revenue. Previously, Steve held the position of controller at National Medical Health Card Systems, a pharmacy benefit manager, and at The Fantastic Corporation, a global broadband multimedia corporation. Earlier, Steve was CFO at the Mount Vernon Neighborhood Health Center.

Steve received his MBA from Adelphi University and earned his BS in business management from Cornell University. He is a licensed CPA, as well as a member of the American Institute of Certified Public Accountants.

John Ferrara

Mr. Ferrara has been the CFO of several Public, Private and Private Equity portfolio companies primarily in media, technology, financial and information services; including EDGAR Online, Gabelli Asset Management and Golden Books. John is also an experienced Corporate Director, having served on the Boards and Audit Committees of four publicly traded companies and a Not-For-Profit.

Since 2017, John has been a partner at CFO Performance Partners, a professional services firm that provides CFO services, strategic and financial consulting and project management services. From 2019 to 2020, he was CFO of Wild Sky Media a PE owned digital media company. Prior to joining CFO Performance Partners, John was the CFO of Cartesian, Inc., a Nasdaq company, from 2015 to 2017. From 2013 to 2015, he was CFO of the Street, Inc., a Nasdaq Company founded by Jim Cramer, of CNBC’s Mad Money.

John is a CPA, has an MBA in Finance from Columbia University and a BS in Accounting from the University of Maryland and began his career at a Big 4 public accounting firm before moving on to financial positions at two Fortune 500 companies. John is a member of Financial Executives Institute (FEI), National Association of Corporate Directors (NACD), American Institute of Certified Public Accountants (AICPA) and the Executive Forum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2021

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name: Timothy A. Hannibal Title: President & CEO